UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 30, 2018

FLUIDIGM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 Shoreline Court, Suite 100, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the recommendation of the nominating and corporate governance committee, the Board of Directors (the “Board”) of Fluidigm Corporation (the “Company”) appointed Laura Clague, C.P.A., as a Class III director and a member of the audit committee of the Board on October 30, 2018, with such appointment to be effective immediately.  Ms. Clague will fill the vacancy created by an increase in the size of the Board from six to seven members. Ms. Clague’s term of office will expire at the Company’s 2019 annual meeting of stockholders or until her successor has been elected and qualified.

As a non-employee director, Ms. Clague will participate in our compensation program applicable to all non-employee directors, which is summarized below. Under our cash compensation policy, each non-employee director receives a base annual retainer of $40,000 and the board chair receives an additional base annual retainer of $40,000. Committee members receive additional annual cash compensation for service on board committees as follows: audit committee, $10,000; compensation committee, $7,000; and nominating and corporate governance committee, $5,000. Committee chairs receive additional compensation for service as the chair of board committees as follows: audit committee chair, $10,000; compensation committee chair, $8,000; and nominating and corporate governance committee chair, $5,000.

In accordance with our outside director equity compensation policy and our 2011 Equity Incentive Plan, on October 30, 2018, Ms. Clague was granted an option to purchase 15,000 shares of our common stock and 10,000 restricted stock units (“RSUs”). This initial award of options vest and initial awards of RSUs vest as to 25% of the shares subject to such awards on each anniversary of the date of grant, provided Ms. Clague continues to serve as a director through each such date. Beginning with our annual meeting of stockholders in 2019, Ms. Clague will be eligible for equity award grants on the same terms as other continuing members of the Board. Our outside director equity compensation policy currently provides that each non-employee director is automatically granted an annual stock option to purchase 10,600 shares of our common stock and 6,100 RSUs on the date of each annual meeting of stockholders beginning on the date of the first annual meeting of stockholders that is held after such non-employee director receives his or her initial award. 1/12th of the shares subject to the annual option awards vest each month after the date of grant and the annual RSU awards vest in full on the earlier of the day prior to the next annual meeting of our stockholders or the one-year anniversary of the date of grant, in each case provided such non-employee director continues to serve as a director through each such date.

Ms. Clague has entered into the Company’s standard form of indemnification agreement pursuant to which the Company will indemnify her for certain actions taken in her capacity as director.  A copy of the Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on January 28, 2011 as Exhibit 10.1 to Amendment No. 3 to Registration Statement on Form S-1 and is incorporated herein in its entirety by reference.

On October 31, 2018, we issued a press release announcing Ms. Clague’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: October 31, 2018	By:	/s/ Nicholas S. Khadder
Nicholas S. Khadder
Senior Vice President, General Counsel, and Corporate Secretary